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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference into this Post-Effective Amendment No. 1 on Form S-8 to a registration statement of Energy East Corporation on Form S-4 (Registration No. 333-85333) relating to the acquisition of CTG Resources, Inc. by Energy East Corporation of our reports dated June 1, 2000, relating to the financial statements and schedules, which appear in the annual report of the Connecticut Natural Gas Corporation Employee Savings Plan and the annual report of the Connecticut Natural Gas Corporation Union Employee Savings Plan, which are included in Amendment No. 1, dated June 26, 2000, to the Annual Report of CTG
Resources, Inc. on Form 10-K/A for the year ended September 30, 1999 and to all references to our firm included in this Registration Statement.

                                               /s/ ARTHUR ANDERSEN LLP

Hartford, Connecticut
September 1, 2000